UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2018

Control4 Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36017	42-1583209
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11734 S. Election Road
Salt Lake City, Utah 84020

(Address of principal executive offices) (Zip Code)

(801) 523-3100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01  Entry into a Material Definitive Agreement.

Third Modificaion Agreement to the Silicon Valley Bank Loan Agreement

On March 6, 2018, Control4 Corporation (“Control4”) entered into the Fifth Amendment to Lease (the “Fifth Amendment”) with Harbert MSB Lone Peak Campus, LLC, a Delaware limited liability company (“Landord”), which amends that certain Commercial Lease dated as of March 31, 2012, between Control4 and Landlord (as successor-in-interest to Colliers Paragon, LLC).  The Fifth Amendment renews Control4’s lease for its corporate office space in Draper, Utah until June 30, 2021, and expands the space leased to Control4 thereunder.  The foregoing description of the Fifth Amendment is only a summary and is qualified in its entirety by reference to the full text of the Fifth Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits
10.1	Fifth Amendment to Lease, executed March 6, 2018, by and among Harbert MSB Lone Peak Campus, LLC and Control4 Corporation

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
10.1	Fifth Amendment to Lease, executed March 6, 2018, by and among Harbert MSB Lone Peak Campus, LLC and Control4 Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2018

CONTROL4 CORPORATION

	By:	/s/ Mark Novakovich
Mark Novakovich
Chief Financial Officer